News from

Buckeye

FOR IMMEDIATE RELEASE
                                                Contact:                                   Steve Dean
                                                                                                            Sr. Vice President
and Chief Financial Officer
901-320-8352
Daryn Abercrombie
Investor Relations
901-320-8908
Website:  www.bkitech.com

BUCKEYE TECHNOLOGIES THIRD QUARTER FISCAL 2009 EARNINGS RESULTS SCHEDULE

MEMPHIS, TN March 31, 2009 - Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Wednesday, April 29, 2009 at 10:00 a.m. Central (11:00 Eastern) to discuss third quarter fiscal 2009 results.

All interested parties are invited to listen to the call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com.  Supplemental material for this call will be available on these websites.  The replay will be archived on these websites through May 23, 2009.

In addition, persons interested in listening by telephone may dial in at (877) 719-9804 within the United States.  International callers should dial (719) 325-4781. Participants should call no later than 9:50 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820.  The passcode is 5376948.  This replay will be available until midnight May 12, 2009.

A press release will be issued via Business Wire after the market closes on April 28.  If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.